Exhibit 99.5

MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Your vote matters – here’s how to vote! If no electronic voting, delete QR code and control # Δ≈ Online Go to www.envisionreports.com/LQDA or scan the QR code — login details are located in the shaded bar below. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/LQDA Liquidia Technologies, Inc. 2020 Special Meeting Proxy Card 1234 5678 9012 345 q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommend a vote FOR Proposals 1, 2, 3, 4 and 5. ForAgainst Abstain + ForAgainst Abstain 1. To approve the Agreement and Plan of Merger, dated as of June 29, 2020, among Liquidia Technologies, Inc., RareGen, LLC, Liquidia Corporation, Gemini Merger Sub I, Inc., Gemini Merger Sub II, LLC and PBM RG Holdings, LLC, pursuant to which Liquidia Technologies, Inc. and RareGen, LLC will each become a subsidiary of Liquidia Corporation, and each share of Liquidia Technologies, Inc. common stock will be automatically converted into one share of Liquidia Corporation common stock, and to approve the merger of Gemini Merger Sub I, Inc. with and into Liquidia Technologies, Inc. 2. To approve the Liquidia Corporation 2020 Long-Term Incentive Plan effective upon completion of the merger transaction. 3. To approve the Liquidia Corporation 2020 Employee Stock Purchase Plan effective upon completion of the merger transaction. 4. To ratify the appointment of PricewaterhouseCoopers LLP as Liquidia Corporation’s independent registered public accounting firm for the year ending December 31, 2020. 5. To approve the grant of discretionary authority to the board of directors of Liquidia Technologies, Inc. to adjourn or postpone the special meeting to a later date, if necessary, to solicit additional proxies if there are insufficient votes in favor of Proposals 1, 2, 3 or 4. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMM C 1234567890J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM 4 7 5 6 4 3 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND+

The 2020 Special Meeting of Stockholders of Liquidia Technologies, Inc. will be held on Wednesday, October 21, 2020, 4:30 P.M. local time, virtually via the internet at www.meetingcenter.io/287587626. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is — LQDA2020 Important notice regarding the Internet availability of proxy materials for the Liquidia Technologies, Inc. 2020 Special Meeting of Stockholders. The material is available at: www.envisionreports.com/LQDA Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/LQDA q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Liquidia Technologies, Inc. + Notice of 2020 Special Meeting of Stockholders Proxy Solicited by Board of Directors for Special Meeting — October 21, 2020 Neal F. Fowler and Steven Bariahtaris, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of Liquidia Technologies, Inc. to be held on October 21, 2020 at 4:30 P.M. local time or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR items 1, 2, 3, 4 and 5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. +